Exhibit 99.1

Great Elm Capital Corp. (“GECC”) Raises $24 Million of Equity at Net Asset Value

Provides Preliminary Fourth Quarter 2023 Financial Results; Declares First Quarter 2024 Distribution of $0.35 per Share

PALM BEACH GARDENS, Florida., February 8, 2024 – Great Elm Capital Corp. (the “Company” or “GECC”), (NASDAQ: GECC), a business development company, today announced it issued approximately 1.85 million shares of the Company’s common stock at a current net asset value of $12.97 per share to a special purpose vehicle for an aggregate gross purchase price of $24 million (the “Transaction”).

The Transaction is supported by a $6 million investment from Great Elm Group, Inc. (“GEG”) in the special purpose vehicle, further aligning the Company’s investment manager with shareholders.

“Our ability to raise capital at net asset value is a testament to the repositioning plan we implemented over the past two years,” said Matt Kaplan, GECC’s Chief Executive Officer. “New non-dilutive equity allows us to grow our asset base to further execute on our growth strategy and pursue our robust pipeline of investments. Increased scale will benefit our shareholders as we leverage our infrastructure and further diversify our portfolio.”

Jason Reese, GEG’s Chief Executive Officer, said, “GEG is committed to scaling GECC. This transaction is beneficial for all parties and supports GECC’s growth strategy. In addition, the investment structure embedded in this transaction provides a potential template for future capital raising and investment opportunities.”

Preliminary Fourth Quarter 2023 Financial Results; Declares First Quarter 2024 Distribution

The Company generated net investment income for the quarter ended December 31, 2023 of $0.43 per share and ended the year with net assets of $98.7 million, or $12.99 per share.

The Company’s Board of Directors has approved a quarterly cash distribution of $0.35 per share for the quarter ending March 31, 2024. This distribution, together with the prior three quarters of distributions and the special distribution declared in December 2023, equates to a 14.6% dividend yield on the Company’s closing market price on February 8, 2024 of $10.26 and a 11.5% dividend yield on the Company’s December 31, 2023 NAV of $12.99 per share.

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, rising interest rates, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

Source: Great Elm Capital Corp.